Form N-SAR
Item 770

Name of Registrant:
	VALIC Company I

Name of Portfolio:
	VALIC Company I
	Mid Cap Strategic Growth Fund

Issuer:
	Fortress Investment Group

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:	US Registered (US Registered, Muni, Eligible
Foreign,
 144A)

Underwriter from whom Purchased:
	Lehman Brothers

Underwriting Syndicate Members:
	Goldman Sachs & Co.

	Lehman Brothers, Inc.

	Bank of America Securites LLC

	Citigroup Global Markets, Inc.

	Deutsche Bank Securities, Inc.

	Bear, Stearns & Co., Inc.

	Lazard Capital Markets LLC

	Merrill Lynch, Pierce, Fenner & Smith, Inc.

	Morgan Stanley & Co., Inc.

	Wells Fargo Securities LLC

	Friedman, Billings, Ramsey & Co., Inc.

	Jefferies & Co., Inc.

	JMP Securities LLC

	Keybanc Capital Markets, a Division of
	McDonald Investments, Inc.

	Sandler O?Neill & Partners, LP


Date Offering Commenced:
	02/08/07

Date of Purchase:
	02/08/07

Principal Amount of Offering:
	$634,291,000

Offering price:
	$18.50
Purchase price:
	$18.50

Commission, spread or profit:
	$1.11

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:
	$13,875,000